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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ___________
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Be Incorporated
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             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                           94-3123667
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

800 El Camino Real, Suite 400, Menlo Park, California                 94025
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(Address of principal executive office)                             (Zip code)

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
If this form relates to the registration of a class of         If this form relates to the registration of a class of
 securities pursuant to Section 12(b) of the Exchange Act      securities pursuant to Section 12(g) of the Exchange Act
 and is effective pursuant to General Instruction A.(c),       and is effective pursuant to General Instruction A.(d),
 check the following box: [_]                                  check the following box: [X]

                                                               Securities Act registration statement number to which this
                                                               form relates:                  333-77855
                                                                             --------------------------------------------
                                                                                           (if applicable)
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Item 1.  Description of Registrant's Securities to be Registered.

  A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 57 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended (No. 333-77855), initially filed with the Securities and Exchange Commission on May 6, 1999 and is incorporated herein by reference.

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Item 2.  Exhibits.
    Exhibit
    Number        Description
    3.1           Form of Amended and Restated Certificate of Incorporation to be filed upon the completion of this offering./1/

    3.2           Bylaws of the Registrant./1/

    4.1           Form of Common Stock Certificate./1/

    4.2           Form of Warrant to purchase an aggregate of up to 1,219,648 shares of common stock issued in connection with the
                  Registrant's Series 1 Convertible Preferred Stock financing./1/

    4.3           Warrant to purchase up to 103,177 shares of common stock, dated May 31, 1998, issued by the Registrant to
                  Financial Square Partners, L.P./1/

    4.4           Warrant to purchase up to 9,688 shares of common stock, dated December 23, 1998, issued by the Registrant to
                  Financial Square Partners, L.P./1/

    4.5           Warrant to purchase up to 1,538,462 shares of common stock, dated December 23, 1998, issued by the Registrant to
                  Intel Corporation./1/

    4.6           Amended and Restated Investor's Rights Agreement, dated February 4, 1998./1/

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/1/Filed as an exhibit to the Registration Statement and incorporated herein by reference.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Be Incorporated

Date:  June 16, 1999

                                        /s/ Wesley S. Saia
                                        -----------------------------------
                                        Wesley S. Saia
                                        Vice President, Chief Financial Officer
                                        and Assistant Secretary